Exhibit 99.1

Energous WattUp PowerBridge Receives Regulatory Approval in China For Unlimited

Distance Transmission For IoT Applications

SAN JOSE, Calif. – April 18, 2022 – Energous Corporation (Nasdaq: WATT), a leading developer of RF-based wireless power networks, today announced that its 1W WattUp PowerBridge transmitter technology has been approved by the Ministry of Industry and Information Technology (MIIT) in China for IoT applications. Energous’ WattUp PowerBridge supports multiple next-generation applications including smart tags, electronic shelf labels, sensors, asset trackers and more.

Energous’ WattUp technology enables manufacturers to design cordless, batteryless and fully waterproof sensors, smart tags, asset trackers and other IoT appliances that can be deployed in industrial, retail, enterprise, and healthcare markets. This approval for unlimited distance transmission follows similar certifications received by Energous in the United States, Europe and India, and expands Energous’ global technology ecosystem. According to the IDC Worldwide Semiannual Internet of Things Spending Guide (November 2021), the total combined value of IoT spending across these four markets (U.S., Europe, India and China) is expected to reach $923.7 billion by 2025, up from a combined $595.9 billion in 2021.

“The approval of our WattUp PowerBridge in China increases the global Energous ecosystem and opens up new design options such as cordless, batteryless and fully waterproof devices for IoT manufacturers in the region,” said Cesar Johnston, CEO of Energous. “Through our growing worldwide regulatory approvals, Energous has established a leadership position, which has further expanded with this approval of our technology in China.”

To learn more about Energous, please visit Energous.com or follow the company’s corporate pages on Twitter, Facebook and LinkedIn.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the Wireless Power Network global leader. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for industrial and retail IoT, smart homes, smart cities and medical devices. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 patents for its WattUp wireless charging technology to-date.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other similar terms. Examples of our forward-looking statements in this release include, but are not limited to, our statements about the future of the global wireless charging industry, statements based on third parties’ market analyses, statements about our technology and its expected functionality, statements about any governmental approvals we may need to operate our business, statements with respect to the potential total addressable market for our current technologies and future products, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of any necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, together with the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q, as well as any other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Public Relations:

SHIFT COMMUNICATIONS

Darren Weiss

PR@energous.com